Exhibit 3.3

J.P. MORGAN REAL ESTATE INCOME TRUST, INC.

SECOND ARTICLES OF AMENDMENT

J.P. Morgan Real Estate Income Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting the definition of “Stockholder Servicing Fee” from Article IV in its entirety and substituting in lieu thereof the following definition of “Stockholder Servicing Fee” as follows:

“Stockholder Servicing Fee” shall mean the stockholder servicing fee payable to the Dealer Manager and reallowable to soliciting dealers with respect to any class of Common Shares for which such fee is payable, as described in the Prospectus or, with respect to Class S Common Shares, the private placement memorandum, as applicable.

SECOND: The Charter is hereby further amended to add the following sentence to the end of Section 5.2.2 of Article V:

For the purpose of determining the total Selling Commissions and Stockholder Servicing Fees set forth in subsection (c), any Selling Commissions and Class Y Stockholder Servicing Fees paid with respect to the Class Y Common Shares, prior to the conversion to Class S Common Shares, shall be included in the calculation of Selling Commissions and Stockholder Servicing Fees with respect to any Class S Common Shares issued in connection with the conversion of Class Y Common Shares to Class S Common Shares.

THIRD: The foregoing amendments of the Charter were approved by a majority of the entire Board of Directors of the Corporation and approved by the stockholders of the Corporation entitled to vote thereon as required by law.

FOURTH: The undersigned acknowledges these Second Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Second Articles of Amendment to be signed in its name and on its behalf by its Chairperson of the Board and Chief Executive Officer and attested to by its Secretary on this 13th day of November, 2023.

ATTEST:			J.P. MORGAN REAL ESTATE INCOME TRUST, INC.

By:	/s/ Christian P. Porwoll		By:	/s/Michael P. Kelly (SEAL)
	Name:	Christian P. Porwoll		Name:	Michael P. Kelly
	Title:	Secretary		Title:	Chairperson of the Board and Chief
Executive Officer